Exhibit 10.6

A.                                    Performance Criteria for Incentive Plan Awards for Year 2005 Pursuant to the 2003 Executive Incentive Plan

1.                                       The aggregate incentive plan cash award for all participants (the “Incentive Plan Cash Award”) shall equal four percent of the Adjusted 2005 Operating Income (defined below).  The Compensation Committee, in its discretion, will designate the executive officers of the Company that are eligible to receive cash incentive awards, as well as set the percentage of the aggregate Incentive Plan Cash Award each participant is eligible to earn upon achievement of the performance goals (for each participant, the “Individual Cash Incentive Award”). Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, elect to award any participant an amount that is less than the actual Individual Cash Incentive Award the participant is eligible to earn as determined by the participant’s designated percentage, provided that any such decrease in the Individual Cash Incentive Award for any one participant shall not increase the award for any other participant.

2.                                       The term “Adjusted 2005 Operating Income” means the operating income of the Company for its fiscal year ending December 31, 2005 (the “2005 Year”), determined pursuant to generally accepted accounting principles, adjusted as follows:  (i) such amount shall be increased by the Company’s interest expense for the 2005 Year; (ii) such amount shall be increased by the Company’s federal, state and local income taxes for the 2005 Year; (iii) such amount shall be increased by bonuses paid under Company executive compensation and deferred compensation plans for the 2005 Year; (iv) such amount shall be increased by losses from publicly-disclosed transactions entered into during the 2005 Year that the Compensation Committee considers to be extraordinary or non-recurring; (v) such amount shall be decreased by gains from publicly-disclosed transactions entered into during the 2005 Year that the Compensation Committee considers to be extraordinary or non-recurring; (vi) such amount shall be increased by any net losses during the 2005 Year from entities, trades or businesses and lines of businesses acquired from unrelated parties (“2005 Acquisitions”); and (vii) such amount shall be decreased by any net profits during the 2005 Year from entities, trades or businesses and lines of businesses acquired pursuant to 2005 Acquisitions.

B.                                    Performance Criteria for Restricted Stock Awards for Year 2005 Pursuant to the 1998 Stock Incentive Plan

1.                                       The aggregate incentive plan restricted stock award for all participants (the “Incentive Plan Restricted Stock Award”) shall equal 420,000 shares of Company common stock, provided that no award shall be made unless the Threshold Condition (defined below) is met. The Compensation

Committee, in its discretion, will designate the executive officers of the Company that are eligible to receive restricted stock incentive awards, as well as set the percentage of the aggregate Incentive Plan Restricted Stock Award each participant is eligible to earn upon the achievement of the performance goals (for each participant, the “Individual Restricted Stock Incentive Award”).  Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, elect to award any participant a number of shares of restricted stock that is less than the actual Individual Restricted Stock Incentive Award the participant is eligible to earn as determined by the participant’s designated percentage, provided that any such decrease in the Individual Restricted Stock Incentive Award for any one participant shall not increase the award for any other participant.  These awards, if any, are to be granted as of the close of business on the first calendar day of the second quarter of 2006 on which the New York Stock Exchange is open for business.

2.                                       The term “Threshold Condition” means that the quotient of (i) Adjusted 2005 Operating  Income (defined in Section A), divided by (ii) Adjusted 2005 Equity (defined below), equals or exceeds 0.40.

3.                                       The term “Adjusted 2005 Equity” means the quotient of (i) the sum of Beginning 2004 Equity (defined below) plus Adjusted Ending 2005 Equity (defined below), divided by (ii) 2.0.

4.                                       The term “Beginning 2005 Equity” means the shareholders equity of the Company as of January 1, 2005, determined pursuant to generally accepted accounting principles.

5.                                       The term “Adjusted Ending 2005 Equity” means the shareholders equity of the Company as of December 31, 2005, determined pursuant to generally accepted accounting principles, adjusted as follows:  (i) such amount shall be increased by bonuses paid under Company executive compensation and deferred compensation plans for the 2005 Year; (ii) such amount shall be increased by losses from publicly-disclosed transactions entered into during the 2005 Year that the Compensation Committee considers extraordinary or non-recurring; (iii) such amount shall be decreased by gains from publicly-disclosed transactions entered into during the 2005 Year that the Compensation Committee considers to be extraordinary or non-recurring; (iv) such amount shall be increased by any net losses during the 2005 Year from entities, trades or businesses and lines of businesses acquired pursuant to 2005 Acquisitions; and (v) such amount shall be decreased by any net profits during the 2005 Year from entities, trades or businesses and lines of businesses acquired pursuant to 2004 Acquisitions.